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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of On Assignment, Inc. on Form S-3 of our report dated January 24, 2002 (March 27, 2002 as to Note 12), appearing in the Annual Report on Form 10-K of On Assignment, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Los Angeles, California
May 9, 2002